Exhibit 99.1

NEWS RELEASE
Transcat, Inc. 35 Vantage Point Drive • Rochester • NY • 14624 • Phone: (585) 352-7777

IMMEDIATE RELEASE

Transcat Reports 15% Operating Income Growth on Record Revenue
in Second Quarter Fiscal 2017

●	Achieved 17% consolidated revenue growth to a record $34.5 million

●	Distribution segment rebounded with 15% sales growth

●	Service segment revenue increased 19%

ROCHESTER, NY, October 25, 2016 – Transcat, Inc. (NASDAQ: TRNS) (“Transcat” or the “Company”), a leading provider of accredited calibration, repair, inspection and laboratory instrument services and value-added distributor of professional grade handheld test, measurement and control instrumentation, today reported financial results for its fiscal year 2017 (“fiscal 2017”) second quarter, which ended September 24, 2016.

Lee D. Rudow, President and CEO, commented, “We are building momentum in fiscal 2017 as demonstrated by our solid results for the second quarter. Our Service segment continues to show steady progress with revenue growth from both organic initiatives, particularly related to life sciences, and recent acquisitions. We expect Service segment margins to improve over time as our actions to integrate recent acquisitions and capture operational synergies take hold. We are pleased with the positive traction in Distribution as that segment’s revenue improved 15%. We benefited from incremental used equipment sales and rental business from our April 2016 acquisition of Excalibur Engineering, Inc. (“Excalibur”) as well as from traditional Transcat customers, particularly from the alternative energy space.”

Second Quarter Fiscal 2017 Review (Results are compared with the second quarter of fiscal 2016)

($ in thousands)			Change
	FY17 Q2	FY16 Q2	$'s	%
Service Revenue	$16,947	$14,190	$2,757	19.4%
Distribution Sales	$17,538	$15,286	$2,252	14.7%
Revenue	$34,485	$29,476	$5,009	17.0%
Gross Profit	$8,027	$6,737	$1,290	19.1%
Gross Margin	23.3%	22.9%

Operating Income	$1,578	$1,370	$208	15.2%
Operating Margin	4.6%	4.6%

Net Income	$896	$878	$18	2.1%
Net Margin	2.6%	3.0%

Adjusted EBITDA*	$3,300	$2,393	$907	37.9%
Adjusted EBITDA* Margin	9.6%	8.1%

*See Note 1 on page 3 for a description of this non-GAAP financial measure and page 8 for the Adjusted EBITDA Reconciliation table.

Transcat achieved record quarterly revenue of $34.5 million in the second quarter driven by growth in both business segments. Higher revenue and gross profit resulted in 15.2% growth in operating income. Operating margin was consistent at 4.6%. Net income improved 2.1% to $0.9 million.

Transcat Reports 15% Operating Income Growth on Record Revenue in Second Quarter Fiscal 2017
October 25, 2016

Service segment revenue growth trend continues
The Service segment represents the Company’s accredited calibration, repair, inspection and laboratory instrument services business (49% of total revenue for the second quarter of fiscal 2017).

($ in thousands)			Change
	FY17 Q2	FY16 Q2	$'s	%
Service Segment Revenue	$16,947	$14,190	$2,757	19.4%
Gross Profit	$4,140	$3,461	$679	19.6%
Gross Margin	24.4%	24.4%

Contribution Margin*	$1,870	$1,821	$49	2.7%
% of Segment Revenue	11.0%	12.8%

Operating Income	$791	$839	$(48)	(5.7%)
Operating Margin	4.7%	5.9%

Adjusted EBITDA*	$2,010	$1,608	$402	25.0%
Adjusted EBITDA* Margin	11.9%	11.3%

*See Note 1 on pages 3 and 4 for a description of these non-GAAP financial measures and page 8 for the Adjusted EBITDA Reconciliation table and page 9 for further details on contribution margin.

Service revenue increased 19.4%, driven by a combination of organic and acquisition-related growth. On a trailing twelve-month basis, Service segment revenue was $65.6 million, up 19.7% compared with the corresponding trailing twelve-month period of fiscal 2016. The Company believes that trailing twelve-month data is an informative measure of the long-term progress of the Service segment.

Service segment gross margin and operating margin were negatively affected by softness in the Canadian market, particularly the aerospace sector. Segment operating margin was also negatively affected by an increased allocation of general and administrative costs and higher selling costs.

Distribution segment sales rebound driving higher gross and operating margins
The Distribution segment represents the Company’s distribution of professional grade handheld test, measurement and control instrumentation (51% of total revenue for the second quarter of fiscal 2017).

($ in thousands)			Change
	FY17 Q2	FY16 Q2	$'s	%
Distribution Segment Sales	$17,538	$15,286	$2,252	14.7%
Gross Profit	$3,887	$3,276	$611	18.7%
Gross Margin	22.2%	21.4%

Contribution Margin*	$1,952	$1,687	$265	15.7%
% of Segment Sales	11.1%	11.0%

Operating Income	$787	$531	$256	48.2%
Operating Margin	4.5%	3.5%

Adjusted EBITDA*	$1,290	$785	$505	64.3%
Adjusted EBITDA* Margin	7.4%	5.1%

*See Note 1 on pages 3 and 4 for a description of these non-GAAP financial measures and page 8 for the Adjusted EBITDA Reconciliation table and page 9 for further details on contribution margin.

Distribution segment sales growth was driven by a combination of solid organic growth, including an increase in demand from alternative energy markets, incremental sales from the acquisition of Excalibur, and the expansion of the Company’s higher margin rental business. Higher revenue with an improved customer mix and increased rental business combined with a reduced allocation of general and administrative costs helped drive segment operating margin up 100 basis points.

Transcat Reports 15% Operating Income Growth on Record Revenue in Second Quarter Fiscal 2017
October 25, 2016

Six Month Review (Results are compared with the first six months of fiscal 2016)

Total revenue increased 14.3%, or $8.5 million, to $67.6 million. Consolidated gross profit was $16.3 million, up 17.9%, while gross margin increased 80 basis points to 24.1%. As a percentage of total revenue, consolidated operating expenses were 19.6%, up 40 basis points. Operating income improved 25.8%, or $0.6 million, to $3.0 million. Net income was $1.7 million, or $0.24 per diluted share, compared with $1.5 million, or $0.21 per diluted share. Adjusted EBITDA improved 46.0% to $6.4 million. See Note 1 on page 3 for a description of this non-GAAP financial measure and page 9 for the Adjusted EBITDA Reconciliation table.

Strong and Flexible Balance Sheet to Support Growth Strategy

At September 24, 2016, the Company had total debt of $23.8 million, with $15.6 million available under its secured revolving credit facility. Debt levels were down $3.6 million from the end of the first quarter of fiscal 2017. Capital expenditures in the second quarter were $1.5 million and year-to-date were $2.5 million. Investments were primarily for assets for the Company’s rental business and expanded Service segment capabilities. Transcat continues to expect capital expenditures will be approximately $5.0 million to $5.5 million in fiscal 2017.

Outlook

Mr. Rudow concluded, “We continue to be pleased with our recent acquisitions and how they position our Company for growth in revenue and profitability as we further integrate them and drive sales and cost synergies. Organic growth will also continue to be a focus throughout the remainder of the year, and we are encouraged by the opportunities in front of us.

“We anticipate solid third quarter results, though on a comparative basis they will be somewhat muted given the third quarter last year benefited from performance-based compensation expense adjustments. For our fourth quarter and full fiscal year period we expect strong consolidated results.”

Webcast and Conference Call

Transcat will host a conference call and webcast on Wednesday, October 26, 2016 at 11:00 a.m. ET. Management will review the financial and operating results for the quarter, as well as the Company’s strategy and outlook. A question and answer session will follow the formal discussion. The review will be accompanied by a slide presentation, which will be available at www.transcat.com/investor-relations. The conference call can be accessed by calling (201) 689-8471. Alternatively, the webcast can be monitored at www.transcat.com/investor-relations.

A telephonic replay will be available from 2:00 p.m. ET on the day of the call through Wednesday, November 2, 2016. To listen to the archived call, dial (858) 384-5517 and enter conference ID number 13645487, or access the webcast replay at www.transcat.com/investor-relations, where a transcript will be posted once available.

NOTE 1 – Non-GAAP Financial Measures

In addition to reporting net income, a U.S. generally accepted accounting principle (“GAAP”) measure, we present Adjusted EBITDA (earnings before interest, income taxes, depreciation and amortization, and non-cash stock compensation expense), which is a non-GAAP measure. The Company’s management believes Adjusted EBITDA is an important measure of operating performance because it allows management, investors and others to evaluate and compare the performance of its core operations from period to period by removing the impact of the capital structure (interest), tangible and intangible asset base (depreciation and amortization), taxes, and stock-based compensation expense, which is not always commensurate with the reporting period in which it is included. Adjusted EBITDA is not calculated through the application of GAAP and is not the required form of disclosure by the Securities and Exchange Commission. As such, it should not be considered as a substitute for the GAAP measure of net income and, therefore, should not be used in isolation of, but in conjunction with, the GAAP measure. The use of any non-GAAP measure may produce results that vary from the GAAP measure and may not be comparable to a similarly defined non-GAAP measure used by other companies. See the attached Adjusted EBITDA Reconciliation table on page 8.

Transcat Reports 15% Operating Income Growth on Record Revenue in Second Quarter Fiscal 2017
October 25, 2016

Contribution margin, a non-GAAP financial measure, consists of gross profit less selling, marketing and warehouse expenses. Management believes contribution margin provides management, investors and others information about our ability to cover our operating costs, such as technology and general and administrative expenses, while reflecting the selling costs we incurred to generate our revenue. Contribution margin is used in addition to and in conjunction with results presented in accordance with GAAP and should not be relied upon to the exclusion of GAAP financial measures. The material limitation associated with the use of contribution margin is that it is an incomplete measure of profitability as it does not include all operating expenses or non-operating income and expenses. Management compensates for these limitations when using this measure by looking at other GAAP measures, such as operating income (loss) and net income (loss). For further details on contribution margin, see the calculation of this non-GAAP financial measure and the reconciliation of contribution margin to gross profit in the Additional Information – Business Segment Data table on pages 9 and 10.

ABOUT TRANSCAT

Transcat, Inc. is a leading provider of accredited calibration, repair, inspection and laboratory instrument services. The Company is focused on providing best-in-class services and products to highly regulated industries, including life science, aerospace and defense, pharmaceutical, medical device manufacturing and biotechnology. Transcat provides permanent and periodic on-site services, mobile calibration services and in-house services through 20 Calibration Service Centers strategically located across the United States, Puerto Rico and Canada. The breadth and depth of measurement parameters addressed by Transcat’s ISO/IEC 17025 scopes of accreditation are believed to be the best in the industry.

Transcat also operates as a leading value-added distributor that markets, sells and rents national and proprietary brand instruments to customers globally. Its e-commerce focused website and product catalog offer access to more than 100,000 test, measurement and control instruments, including products from approximately 540 leading manufacturers.

Transcat’s growth strategy is to leverage its service capabilities, strong brand and leading distribution platform to drive organic sales growth and to expand its addressable calibration market through acquisitions and capability investments to further realize the inherent leverage of its business model.

More information about Transcat can be found on its website at: Transcat.com.

Safe Harbor Statement
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not statements of historical fact and thus are subject to risks, uncertainties and assumptions. Forward-looking statements are identified by words such as “expects,” “estimates,” “projects,” “anticipates,” “believes,” “could,” and other similar words. All statements addressing operating performance, events or developments that Transcat, Inc. expects or anticipates will occur in the future, including but not limited to statements relating to anticipated revenue, profit margins, sales operations, capital expenditures, cash flows, operating income, growth strategy, segment growth, potential acquisitions, integration of acquired businesses, market position, customer preferences, outlook and changes in market conditions in the industries in which Transcat operates are forward-looking statements. Forward-looking statements should be evaluated in light of important risk factors and uncertainties. These risk factors and uncertainties are more fully described in Transcat’s Annual and Quarterly Reports filed with the Securities and Exchange Commission, including under the heading entitled “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of the Company’s underlying assumptions prove incorrect, actual results may vary materially from those currently anticipated. In addition, undue reliance should not be placed on the Company’s forward-looking statements. Except as required by law, the Company disclaims any obligation to update or publicly announce any revisions to any of the forward-looking statements contained in this press release.

For more information contact:

Michael J. Tschiderer, Chief Financial Officer	Deborah K. Pawlowski, Investor Relations
Phone: (585) 352-7777	Phone: (716) 843-3908
Email: mtschiderer@transcat.com	Email: dpawlowski@keiadvisors.com

FINANCIAL TABLES FOLLOW.

Transcat Reports 15% Operating Income Growth on Record Revenue in Second Quarter Fiscal 2017
October 25, 2016

TRANSCAT, INC.
CONSOLIDATED STATEMENTS OF INCOME
(In Thousands, Except Per Share Amounts)

	(Unaudited)		(Unaudited)
	Second Quarter Ended		Six Months Ended
	September 24,	September 26,	September 24,	September 26,
	2016	2015	2016	2015
Service Revenue	$16,947	$14,190	$34,122	$27,725
Distribution Sales	17,538	15,286	33,510	31,421
Total Revenue	34,485	29,476	67,632	59,146

Cost of Service Revenue	12,807	10,729	25,253	20,733
Cost of Distribution Sales	13,651	12,010	26,106	24,614
Total Cost of Revenue	26,458	22,739	51,359	45,347

Gross Profit	8,027	6,737	16,273	13,799

Selling, Marketing and Warehouse
Expenses	4,205	3,229	8,453	6,769
Administrative Expenses	2,244	2,138	4,804	4,633
Total Operating Expenses	6,449	5,367	13,257	11,402

Operating Income	1,578	1,370	3,016	2,397

Interest and Other Expense, net	191	36	359	131

Income Before Income Taxes	1,387	1,334	2,657	2,266
Provision for Income Taxes	491	456	927	787

Net Income	$896	$878	$1,730	$1,479

Basic Earnings Per Share	$0.13	$0.13	$0.25	$0.22
Average Shares Outstanding	6,994	6,886	6,972	6,868

Diluted Earnings Per Share	$0.12	$0.12	$0.24	$0.21
Average Shares Outstanding	7,201	7,119	7,173	7,135

Transcat Reports 15% Operating Income Growth on Record Revenue in Second Quarter Fiscal 2017
October 25, 2016

TRANSCAT, INC.
CONSOLIDATED BALANCE SHEETS
(In Thousands, Except Share and Per Share Amounts)

	(Unaudited)
	September 24,	March 26,
	2016	2016
ASSETS
Current Assets:
Cash	$598	$641
Accounts Receivable, less allowance for doubtful accounts of $150 and $113 as of September 24, 2016 and March 26, 2016,
respectively	17,964	17,080
Other Receivables	1,510	881
Inventory, net	7,511	6,520
Prepaid Expenses and Other Current Assets	1,185	1,096
Total Current Assets	28,768	26,218
Property and Equipment, net	14,691	12,313
Goodwill	32,680	29,112
Intangible Assets, net	8,867	8,211
Other Assets	1,033	853
Total Assets	$86,039	$76,707

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
Accounts Payable	$10,412	$8,141
Accrued Compensation and Other Liabilities	7,426	7,688
Income Taxes Payable	339	-
Current Portion of Long-Term Debt	1,429	-
Total Current Liabilities	19,606	15,829
Long-Term Debt	22,362	19,073
Deferred Tax Liabilities	951	1,071
Other Liabilities	1,922	1,823
Total Liabilities	44,841	37,796

Shareholders' Equity:
Common Stock, par value $0.50 per share, 30,000,000 shares authorized;
7,005,469 and 6,923,557 shares issued and outstanding
as of September 24, 2016 and March 26, 2016, respectively	3,503	3,462
Capital in Excess of Par Value	13,499	12,993
Accumulated Other Comprehensive Loss	(309)	(358)
Retained Earnings	24,505	22,814
Total Shareholders' Equity	41,198	38,911
Total Liabilities and Shareholders' Equity	$86,039	$76,707

Transcat Reports 15% Operating Income Growth on Record Revenue in Second Quarter Fiscal 2017
October 25, 2016

TRANSCAT, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In Thousands)
(Unaudited)

	Six Months Ended
	September 24,	September 26,
	2016	2015
Cash Flows from Operating Activities:
Net Income	$1,730	$1,479
Adjustments to Reconcile Net Income to Net Cash
Provided by Operating Activities:
Loss on Disposal of Property and Equipment	5	34
Deferred Income Taxes	(120)	(33)
Depreciation and Amortization	3,105	1,742
Provision for Accounts Receivable and Inventory Reserves	143	83
Stock-Based Compensation Expense	326	280
Changes in Assets and Liabilities:
Accounts Receivable and Other Receivables	(711)	1,839
Inventory	(735)	459
Prepaid Expenses and Other Assets	(288)	(146)
Accounts Payable	1,904	(309)
Accrued Compensation and Other Liabilities	(757)	(580)
Income Taxes Payable	407	466
Net Cash Provided by Operating Activities	5,009	5,314

Cash Flows from Investing Activities:
Purchases of Property and Equipment	(2,496)	(2,732)
Proceeds from Sale of Plant Property and Equipment	10	9
Business Acquisitions, net of cash acquired	(6,977)	(2,918)
Net Cash Used in Investing Activities	(9,463)	(5,641)

Cash Flows from Financing Activities:
Repayment of Revolving Credit Facility, net	(4,687)	(184)
Proceeds from Term Loan	10,000	-
Repayment of Term Loan	(595)	-
Payment of Contingent Consideration and Holdbacks
Related to Business Acquisitions	(339)	-
Issuance of Common Stock	312	234
Repurchase of Common Stock	(98)	(71)
Stock Option Redemption	(113)	-
Net Cash Provided by (Used in) Financing Activities	4,480	(21)

Effect of Exchange Rate Changes on Cash	(69)	446

Net (Decrease) Increase in Cash	(43)	98
Cash at Beginning of Period	641	65
Cash at End of Period	$598	$163

Transcat Reports 15% Operating Income Growth on Record Revenue in Second Quarter Fiscal 2017
October 25, 2016

TRANSCAT, INC.
Adjusted EBITDA Reconciliation Table
(Dollars in thousands)
(Unaudited)

	FY2017
	Q1	Q2	Q3	Q4	YTD
Net Income	$834	$896			$1,730
+ Interest Expense	137	180			317
+ Other Expense / (Income)	31	11			42
+ Tax Provision	436	491			927
Operating Income	$1,438	$1,578			$3,016
+ Depreciation & Amortization	1,549	1,556			3,105
+ Other (Expense) / Income	(31)	(11)			(42)
+ Noncash Stock Compensation	149	177			326
Adjusted EBITDA	$3,105	$3,300			$6,405

Segment Breakdown

Service Operating Income	$1,044	$791			$1,835
+ Depreciation & Amortization	1,247	1,137			2,384
+ Other (Expense) / Income	(27)	(12)			(39)
+ Noncash Stock Compensation	80	94			174
Service Adjusted EBITDA	$2,344	$2,010			$4,354

Distribution Operating Income	$394	$787			$1,181
+ Depreciation & Amortization	302	419			721
+ Other (Expense) / Income	(4)	1			(3)
+ Noncash Stock Compensation	69	83			152
Distribution Adjusted EBITDA	$761	$1,290			$2,051

	FY2016
	Q1	Q2	Q3	Q4	YTD
Net Income	$601	$878	$1,068	$1,577	$4,124
+ Interest Expense	51	48	54	94	247
+ Other Expense / (Income)	44	(12)	8	8	48
+ Tax Provision	331	456	552	544	1,883
Operating Income	$1,027	$1,370	$1,682	$2,223	$6,302
+ Depreciation & Amortization	840	902	969	1,235	3,946
+ Other (Expense) / Income	(44)	12	(8)	(8)	(48)
+ Noncash Stock Compensation	171	109	4	75	359
Adjusted EBITDA	$1,994	$2,393	$2,647	$3,525	$10,559

Segment Breakdown

Service Operating Income	$646	$839	$799	$1,871	$4,155
+ Depreciation & Amortization	680	717	751	1,068	3,216
+ Other (Expense) / Income	(39)	1	(18)	(8)	(64)
+ Noncash Stock Compensation	85	51	(2)	37	171
Service Adjusted EBITDA	$1,372	$1,608	$1,530	$2,968	$7,478

Distribution Operating Income	$381	$531	$883	$352	$2,147
+ Depreciation & Amortization	160	185	218	167	730
+ Other (Expense) / Income	(5)	11	10	0	16
+ Noncash Stock Compensation	86	58	6	38	188
Distribution Adjusted EBITDA	$622	$785	$1,117	$557	$3,081

Transcat Reports 15% Operating Income Growth on Record Revenue in Second Quarter Fiscal 2017
October 25, 2016

TRANSCAT, INC.
Additional Information - Business Segment Data
(Dollars in thousands)
(Unaudited)

	FY 2017	FY 2016	Change
SERVICE	Q2	Q2	$'s	%
Service Revenue	$16,947	$14,190	$2,757	19.4%
Cost of Revenue	$12,807	$10,729	$2,078	19.4%
Gross Profit	$4,140	$3,461	$679	19.6%
Gross Margin	24.4%	24.4%

Selling, Marketing & Warehouse	$2,270	$1,640	$630	38.4%
Contribution Margin	$1,870	$1,821	$49	2.7%
% of Revenue	11.0%	12.8%

Administrative Expense	$1,079	$982	$97	9.9%
Operating Income	$791	$839	$(48)	(5.7%)
% of Revenue	4.7%	5.9%

	FY 2017	FY 2016	Change
DISTRIBUTION	Q2	Q2	$'s	%
Distribution Sales	$17,538	$15,286	$2,252	14.7%
Cost of Sales	$13,651	$12,010	$1,641	13.7%
Gross Profit	$3,887	$3,276	$611	18.7%
Gross Margin	22.2%	21.4%

Selling, Marketing & Warehouse	$1,935	$1,589	$346	21.8%
Contribution Margin	$1,952	$1,687	$265	15.7%
% of Sales	11.1%	11.0%

Administrative Expense	$1,165	$1,156	$9	0.8%
Operating Income	$787	$531	$256	48.2%
% of Sales	4.5%	3.5%

	FY 2017	FY 2016	Change
TOTAL	Q2	Q2	$'s	%
Total Revenue	$34,485	$29,476	$5,009	17.0%
Total Cost of Revenue	$26,458	$22,739	$3,719	16.4%
Gross Profit	$8,027	$6,737	$1,290	19.1%
Gross Margin	23.3%	22.9%

Selling, Marketing & Warehouse	$4,205	$3,229	$976	30.2%
Contribution Margin	$3,822	$3,508	$314	9.0%
% of Revenue	11.1%	11.9%

Administrative Expense	$2,244	$2,138	$106	5.0%
Operating Income	$1,578	$1,370	$208	15.2%
% of Revenue	4.6%	4.6%

Transcat Reports 15% Operating Income Growth on Record Revenue in Second Quarter Fiscal 2017
October 25, 2016

TRANSCAT, INC.
Additional Information - Business Segment Data
(Dollars in thousands)
(Unaudited)

	FY 2017	FY 2016	Change
SERVICE	YTD	YTD	$'s	%
Service Revenue	$34,122	$27,725	$6,397	23.1%
Cost of Revenue	$25,253	$20,733	$4,520	21.8%
Gross Profit	$8,869	$6,992	$1,877	26.8%
Gross Margin	26.0%	25.2%

Selling, Marketing & Warehouse	$4,647	$3,303	$1,344	40.7%
Contribution Margin	$4,222	$3,689	$533	14.4%
% of Revenue	12.4%	13.3%

Administrative Expense	$2,387	$2,204	$183	8.3%
Operating Income	$1,835	$1,485	$350	23.6%
% of Revenue	5.4%	5.4%

	FY 2017	FY 2016	Change
DISTRIBUTION	YTD	YTD	$'s	%
Distribution Sales	$33,510	$31,421	$2,089	6.6%
Cost of Sales	$26,106	$24,614	$1,492	6.1%
Gross Profit	$7,404	$6,807	$597	8.8%
Gross Margin	22.1%	21.7%

Selling, Marketing & Warehouse	$3,806	$3,466	$340	9.8%
Contribution Margin	$3,598	$3,341	$257	7.7%
% of Sales	10.7%	10.6%

Administrative Expense	$2,417	$2,429	$(12)	(0.5%)
Operating Income	$1,181	$912	$269	29.5%
% of Sales	3.5%	2.9%

	FY 2017	FY 2016	Change
TOTAL	YTD	YTD	$'s	%
Total Revenue	$67,632	$59,146	$8,486	14.3%
Total Cost of Revenue	$51,359	$45,347	$6,012	13.3%
Gross Profit	$16,273	$13,799	$2,474	17.9%
Gross Margin	24.1%	23.3%

Selling, Marketing & Warehouse	$8,453	$6,769	$1,684	24.9%
Contribution Margin	$7,820	$7,030	$790	11.2%
% of Revenue	11.6%	11.9%

Administrative Expense	$4,804	$4,633	$171	3.7%
Operating Income	$3,016	$2,397	$619	25.8%
% of Revenue	4.5%	4.1%